Exhibit 5.1

Jane K. Adams

(858) 550-6015

adamsjk@cooley.com

December 12, 2008

Hollis-Eden Pharmaceuticals, Inc.

4435 Eastgate Mall, Suite 400

San Diego, CA 92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by HOLLIS-EDEN PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission, covering the offering of up to an aggregate of 950,000 shares of the Company’s Common Stock, $.01 par value (the “Shares”), including 800,000 shares issuable pursuant to the Company’s 2005 Equity Incentive Plan (the “Equity Plan”) and 150,000 shares issuable pursuant to the Company’s 2005 Non-Employee Directors’ Equity Incentive Plan (the “Directors’ Plan”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Equity Plan, the Directors’ Plan, the Company’s Certificate of Incorporation, as amended, and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the Equity Plan or the Directors’ Plan, as applicable, the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Jane K. Adams

612847 v1/SD

4401 EASTGATE MALL, SAN DIEGO, CA 92121 T: (858) 550-6000 F: (858) 550-6420 WWW.COOLEY.COM